Exhibit 99.1

SPECIAL PURPOSE ABBREVIATED FINANCIAL STATEMENTS

PONVORY® Product Line

(A Product Line of Actelion Pharmaceuticals Ltd.)

As of and for the Years Ended January 1, 2023 and January 2, 2022

PONVORY® Product Line

Special Purpose Abbreviated Financial Statements

As of and for the Years Ended January 1, 2023 and January 2, 2022

Contents

Report of Independent Auditors	2
Special Purpose Abbreviated Financial Statements	4
Statements of Assets Acquired as of January 1, 2023 and January 2, 2022	4
Statements of Revenues and Direct Expenses for the fiscal years ended January 1, 2023 and January 2,2022	5
Notes to the Special Purpose Abbreviated Financial Statements	6

Report of Independent Auditors

To the Management of Johnson & Johnson

Opinion

We have audited the accompanying special purpose abbreviated financial statements of the PONVORY® Product Line of Actelion Pharmaceuticals, Ltd. (the “Company”), which comprise the special purpose abbreviated statement of assets acquired as of January 1, 2023 and January 2, 2022, and the related special purpose abbreviated statement of revenues and direct expenses for the years then ended, including the related notes (collectively referred to as the “special purpose abbreviated financial statements”).

In our opinion, the accompanying special purpose abbreviated financial statements present fairly, in all material respects, the assets acquired of the PONVORY® Product Line of Actelion Pharmaceuticals. Ltd. as of January 1, 2023 and January 2, 2022, and its revenue and direct expenses for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Special Purpose Abbreviated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The accompanying special purpose abbreviated financial statements were prepared in connection with Actelion Pharmaceuticals, Ltd.’s divesture of the PONVORY® Product Line and, as described in Note 2, were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. These special purpose abbreviated financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the PONVORY® Product Line of Actelion Pharmaceuticals, Ltd. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Special Purpose Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the special purpose abbreviated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the special purpose abbreviated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Special Purpose Abbreviated Financial Statements

Our objectives are to obtain reasonable assurance about whether the special purpose abbreviated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the special purpose abbreviated financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the special purpose abbreviated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the special purpose abbreviated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the special purpose abbreviated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 12, 2024

PONVORY® Product Line

Special Purpose Abbreviated Financial Statements

Statements of Assets Acquired as of January 1, 2023 and January 2, 2022

(In thousands)

	January 1, 2023	January 2, 2022
Intangible asset, net	$36,844	$513,479

Total Assets Acquired	$36,844	$513,479

The accompanying Notes are integral to the Special Purpose Abbreviated Financial Statements.

PONVORY® Product Line

Special Purpose Abbreviated Financial Statements

Statements of Revenues and Direct Expenses for the fiscal years ended January 1, 2023 and January 2,2022

(In thousands)

	Fiscal years ended
	January 1, 2023	January 2, 2022
Sales to customers, net	$17,837	$3,855

Direct expenses
Cost of products sold	52,199	42,359
Selling, marketing and administrative expenses	73,853	97,533
Research and development expense	19,393	24,308
Impairment of intangible asset	426,129	—

Total direct expenses	571,574	164,200

Direct expenses in excess of sales to customers	$(553,737)	$(160,345)

The accompanying Notes are integral to the Special Purpose Abbreviated Financial Statements.

PONVORY® Product Line

Notes to Special Purpose Abbreviated Financial Statements

(In thousands)

Note 1. Background

Actelion Pharmaceuticals Ltd. (“Actelion”) is a wholly owned subsidiary of Johnson & Johnson (the “Parent” and, together with its subsidiaries, the “Company”).

Actelion has agreed to divest the U.S. and Canadian rights associated with PONVORY® (ponesimod) (collectively the “Product Line”), which is a daily, oral prescription medicine approved by the U.S. Food and Drug Administration (“FDA”) and Health Canada to treat adults with relapsing forms of multiple sclerosis (RMS), which includes clinically isolated syndrome, relapsing-remitting disease, and active secondary progressive disease.

On December 7, 2023, Actelion executed an asset purchase agreement (the “Agreement”) with Vanda Pharmaceuticals Inc., a Delaware Corporation, (“Vanda” or “Buyer”) to sell the U.S. and Canadian rights of PONVORY® (ponesimod) for a total purchase price of $100 million. The Agreement includes the transfer of patents, trademarks and intellectual property associated with PONVORY®. In connection with the Agreement, Actelion and the Buyer have agreed to enter into a transition agreement.

Note 2. Basis of Presentation

These Special Purpose Abbreviated Financial Statements as of and for the fiscal years ended January 1, 2023 and January 2, 2022 (the “Financial Statements”) are derived from the historical accounting records of the Company and only present the assets acquired and the revenues and direct expenses, including certain allocated direct expenses, of the Product Line. It is impracticable to prepare complete financial statements related to the Product Line as it was not a separate legal entity of the Company and was never operated as a standalone business, division, segment or subsidiary. The Company has never prepared full stand-alone or full carve-out financial statements for the Product Line and has never maintained distinct and separate accounts necessary to prepare such financial statements. These Financial Statements are based upon the Agreement and relief under SEC Rule 3-05(e), Financial statements of businesses acquired or to be acquired, as the acquisition by Vanda meets the qualifying conditions established by the Securities and Exchange Commission to provide abbreviated financial statements in lieu of full financial statements of the acquired business.

The Financial Statements have been prepared to reflect the assets acquired by the Buyer in accordance with the Agreement and include costs directly associated with producing revenues, including a reasonable allocation of direct expenses, and exclude expenses (“Omitted Expenses”) not directly involved in revenue producing activities, such as corporate overhead unrelated to the operational activities, interest and income tax. Therefore, these Financial Statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Product Line in conformity with accounting principles generally accepted in the United States of America. As the Product Line has historically been managed as part of the operations of the Company and has not been operated as a stand-alone entity, information about the Product Line operating, investing, and financing cash flows is not available. As such, statements of cash flows are not presented in the Financial Statements.

The operations of the Product Line rely, to varying degrees, on the Company for marketing, sales order processing, billing, collection, procurement, customer service, manufacturing, warehousing and distribution, information technology, insurance, human resources, accounting, regulatory, treasury, legal support, and other administrative services, and these expenses have been allocated in these Financial Statements. The Financial Statements are not indicative of the financial condition or results of operations of the Product Line on a go-forward and stand-alone basis because of the exclusion of Omitted Expenses and reliance of the Product Line on Actelion, the Parent and certain of their affiliates.

The Financial Statements include an intangible asset which represents the U.S. and Canadian rights of PONVORY® (ponesimod). The intangible asset was acquired through the Parent’s acquisition of Actelion in 2017 at which time the intangible asset was classified as Purchased In-process Research and Development (IPR&D). Upon FDA approval of PONVORY® on March 19, 2021, and commercialization shortly thereafter, the intangible asset began amortizing over its estimated useful life.

The operations of the Product Line are included in the consolidated federal income tax return of the Parent, to the extent appropriate, and are included in the foreign, state and local returns of certain other affiliates of the Parent. A provision for income taxes has not been presented in these Financial Statements as the Product Line has not operated as a stand-alone entity and no allocation of income tax provision or benefit has been made to the Product Line.

In accordance with the accounting guidance related to the presentation of financial statements, management evaluates whether there are conditions or events, considered in the aggregate that may impact the Product Line’s ability to continue as a going concern for the next twelve months from the date the financial statements are available to be issued. The Financial Statements have been prepared assuming that the Product Line will continue as a going concern, and do not include any adjustments relating to the carrying amounts and classification of assets that may be necessary should the Product Line be unable to continue as a going concern.

The Product Line has incurred net losses of $553,737 and $160,345 for the fiscal years ended January 1, 2023 and January 2, 2022, respectively, as a result of costs incurred to market and promote the Product Line, research and development costs incurred for post-marketing studies and non-cash impairment and amortization charges discussed in Note 5. Cash generated from the Product Line’s operations is managed by the Company’s centralized treasury function and is swept into the Company’s bank accounts. The Company has continued to provide financing requirements to the Product Line through the date of the sale of the Product Line on December 7, 2023 after which time the Buyer has assumed responsibility for financing requirements of the Product Line. Accordingly, the Financial Statements have been prepared assuming that the Product Line will continue as a going concern.

Note 3. Certain Expenses and Allocations

Certain costs and expenses, which relate to revenue producing activities, presented in the Financial Statements have been allocated by management to the Product Line based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method, depending on the nature of the services rendered. Management considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Product Line had been operated on a stand-alone basis for the fiscal years presented.

Allocations of corporate overhead cost from the Company unrelated to the operations and revenue producing activities of the Product Line have been excluded from these Financial Statements for all periods presented.

Cost of products sold include allocations for overhead incurred by the Company on behalf of the Product Line and primarily relate to compensation for employees, outside services and shared services. Selling, marketing and administrative expenses, represent operating expenses specifically attributable to the Product Line, including costs such as information technology and administrative costs. These costs are primarily allocated to the Product Line based on revenue or headcount.

Research and development costs primarily relate to the global clinical studies of PONVORY®. Costs incurred prior to regulatory approval (for which FDA approval occurred in the U.S. on March 19, 2021) primarily related to clinical studies evaluating the safety and efficacy of PONVORY®; whereas, costs incurred after regulatory approval primarily related to clinical studies to fulfil post-approval commitments required by various regulatory authorities. As the Product Line and the Company’s PONVORY® business in other regions benefitted equally from the global clinical trials, including post-approval commitments, management allocated approximately half of the global worldwide research and development costs incurred by the Company to the Product Line.

Costs incurred by the Company related to the divestiture of the Product Line have not been included in these Financial Statements. These costs comprise of employee related costs, legal, audit and consultancy fees and other costs solely related to the divestiture of the Product Line.

Note 4. Summary of Significant Accounting Policies

Annual Closing Date

The Product Line follows the concept of a fiscal year, which ends on the Sunday nearest to the end of the month of December. The 2022 and 2021 fiscal years consist of 52 weeks, but every five or six years the fiscal year consists of 53 weeks.

Use of Estimates

The preparation of these Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain. The estimation process required to prepare the Financial Statements, includes but is not limited to, allocation of certain direct costs and expenses from the Parent or other subsidiaries, accounting for deductions from revenue (e.g., rebates, sales discounts, and allowances), determination of the useful life of the intangible asset and the assessment of expected cash flows used in evaluating the intangible asset for impairment. Actual results may or may not differ from these estimates. Also, as discussed in Note 3, these Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Product Line had been operated on a stand-alone basis.

Recently Adopted Accounting Standards

There were no new material accounting standards adopted in fiscal 2021 or 2022.

Recently Issued Accounting Standards

Not Adopted as of January 1, 2023:

ASU 2022-04: Liabilities-Supplier Finance Programs (Topic 405-50) – Disclosure of Supplier Finance Program Obligations

This update requires that a buyer in a supplier finance program disclose additional information about the program to allow financial statement users to better understand the effect of the programs on an entity’s working capital, liquidity, and cash flows. This update will be effective for the Product Line for fiscal years beginning after December 15, 2022, except for the amendment on roll forward information, which is effective for fiscal years beginning after December 15,2023. Early adoption is permitted.

The Company adopted the standard as of the beginning of fiscal year 2023, which requires that a buyer in a supplier finance program disclose additional information about the program for financial statement users. The Product Line does not have agreements for supplier finance programs with third-party financial institutions.

Intangible Asset

The Product Line’s intangible asset represents the U.S. and Canadian rights of PONVORY® (ponesimod), which was IPR&D acquired as part of the Parent’s acquisition of Actelion in 2017. The fair value of IPR&D is capitalized as an indefinite-lived intangible asset until the completion or abandonment of the related research and development activities. When the related research and development is completed, the asset will be assigned a useful life and amortized using the straight-line method over the estimated useful life. Accordingly, IPR&D was reclassified to Patents and Trademarks after FDA approval of PONVORY® on March 19, 2021, and began amortizing over its estimated useful life. The amortization expense is recorded in ‘Cost of products sold’ in the Financial Statements.

The Company reviews its intangible asset for impairment whenever events or changes in circumstances such as asset utilization, commercial events, legal factors or other matters indicate that the carrying value of the asset may not be recoverable. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and an impairment exists. An impairment loss is measured as the excess of the asset’s carrying value over its fair value, calculated using discounted future cash flows.

Revenue Recognition

The Product Line recognizes revenue in line with the Company’s policies and procedures. Revenue is recognized from product sales when obligations under the terms of a contract with the customer are satisfied; generally, this occurs with the transfer of control of the goods to customers. The Company’s global payment terms are typically between 30 to 90 days. Provisions for certain rebates, sales incentives, product returns, discounts to customers and governmental programs are accounted for as variable consideration and recorded as a reduction in sales.

Product discounts granted are based on the terms of arrangements with direct, indirect and other market participants, as well as market conditions. Rebates are estimated based on contractual terms, historical experience, patient outcomes, trend analysis and projected market conditions. Rebates primarily relate to Managed Care, Medicare and Medicaid programs. The Product Line evaluates market conditions primarily through the analysis of wholesaler and other third-party sell-through and market research data, as well as internally generated information.

Sales returns allowances represent a reserve for products that may be returned due to expiration, destruction in the field, or in specific areas, product recall. Sales returns are estimated and recorded based on historical sales and returns information. In accordance with the Company’s accounting policies, the Product Line issues credit to customers for returned goods. The Product Line’s sales returns reserves are accounted for in accordance with the U.S. GAAP guidance for revenue recognition when right of return exists. Sales returns reserves are recorded at full sales value. Sales returns are generally not resalable.

The reconciliation of gross sales to customers to sales to customers, net by each significant category of gross-to-net adjustments was as follows:

	Fiscal years ended
	January 1, 2023	January 2, 2022
Gross sales to customers	$25,446	$5,149

Gross-to-net adjustments:
Rebates	5,346	581
Sales returns & other discounts	2,263	713

Total gross-to-net adjustments	7,609	1,294

Sales to customers, net	$17,837	$3,855

Shipping and Handling

Shipping and handling costs incurred were $77 and $17 for the fiscal years ended January 1, 2023 and January 2, 2022 and are included in ‘Selling, marketing and administrative expenses’ in the Financial Statements.

Research and Development

All costs associated with research and development activities are expensed as incurred. Research and development costs incurred prior to regulatory approval (for which FDA approval occurred in the U.S. on March 19, 2021) primarily related to global clinical studies evaluating the safety and efficacy of PONVORY®; whereas, costs incurred after regulatory approval primarily related to clinical studies for post-approval commitments required by various regulatory bodies.

Advertising

Costs associated with advertising are expensed in the fiscal year incurred and are included in ‘Selling, marketing, and administrative expenses’ on these Statements of Revenues and Direct Expenses. Such expenses were $17,721 and $45,559 for the fiscal years ended January 1, 2023 and January 2, 2022.

Stock Based Compensation

Certain eligible employees of the Company have been awarded stock option grants or restricted stock units under the Company’s stock option plans. These stock options and restricted stock grants are accounted for under the fair value method of equity-based compensation accounting principles and have been recognized in these Financial Statements. Stock based compensation expense recognized was $371 and $352 for the fiscal years ended January 1, 2023 and January 2, 2022. Certain eligible employees of the Company also participated in various other Company benefit plans, as described in Note 6.

Concentration

In fiscal year 2022, the Product Line utilized four specialty distributors that represented approximately 42%, 25%, 18% and 15% of gross revenues, respectively. In fiscal year 2021, the Company utilized the same four specialty distributors that represented approximately 40%, 22%, 18% and 20% of gross revenues, respectively.

Note 5. Intangible asset, net

As of January 1, 2023 and January 2, 2022 the gross and net amounts of the intangible asset were:

	January 1, 2023	January 2, 2022
Gross carrying amount	$555,567	$555,567
Less: accumulated amortization	92,594	42,088
Less: impairment	426,129	—

Intangible asset, net	$36,844	$513,479

The intangible asset represents the U.S. and Canadian rights of PONVORY®. The intangible asset was acquired through the Parent’s acquisition of Actelion in 2017 at which time the intangible asset was classified as In-process Research and Development (IPR&D). Upon FDA approval of PONVORY® on March 19, 2021, and commercialization shortly thereafter, the intangible asset began amortizing over its estimated useful life of 11 years for which as of January 1, 2023 there are 9 years remaining. The amortization expense recognized was $50,506 and $42,088 for the fiscal years ended January 1, 2023, and January 2, 2022, respectively.

Carrying amount changes from fiscal year 2021 to fiscal year 2022 are driven by impairment charges. Intangible assets with finite lives are tested for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Impairment charges associated with these assets are included in ‘Impairment of intangible asset’ in the Statements of Revenues and Direct Expenses. The Product Line continues to monitor the recoverability of its definite lived intangible asset and tests the asset for impairment if indicators of impairment are present.

The amortization expense for the five succeeding years is approximately $4 million per year.

The Product Line recognized an impairment of $426,129 resulting from the assessment of recoverability of the asset following the Company’s decision at the end of the fourth quarter in 2022 to reduce commercial support for PONVORY® in the U.S. due to performance of the business to date and is reflected in ‘Impairment of intangible asset’ within the Financial Statements. In management’s assessment of recoverability and determination of fair value, a discounted cash flow methodology was used which requires significant judgement and estimation. The fair value measurement was based on Level 3 inputs including estimated net sales to customers, cost of products sold, research and development costs, selling and marketing costs and discount rate. While management believes the assumptions used are reasonable and commensurate with the views of a market participant, changes in key assumptions for the intangible asset, including increasing the discount rate, lowering sales to customers forecasts, lowering the operating margin, could result in a future impairment. Other market factors and conditions could also result in downward revisions of the forecasts on future projected cash flows of the intangible asset.

Note 6. Employee benefit plans

These Financial Statements include certain employee benefit expenses. These benefits include medical, dental, comprehensive and preventive for active employees, group life insurance and employer match pursuant to the U.S. 401(k) savings plan. These are managed on a centralized basis by the Company and are calculated using charge-out rates for these benefits. The costs and charge-out rates are determined annually by the Company for allocation purposes among its affiliates.

For the fiscal years ended January 1, 2023 and January 2, 2022, $1,241 and $574 of employee benefit expenses are included within these Financial Statements.

Note 7. Subsequent events

The Financial Statements are derived from the accounts of the Company, which issued its most recent annual financial statements on February 16, 2023. Accordingly, the Product Line has evaluated transactions for recognition or disclosure in the annual financial statements through February 16, 2023. Additionally, the Product Line has evaluated transactions for purposes of disclosure of unrecognized subsequent events through February 12, 2024, the date these Financial Statements were available to be issued.